As filed with the Securities and Exchange Commission on September 17, 2009
Registration No. 333-159281

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MERCEDES-BENZ AUTO RECEIVABLES TRUSTS
(Issuing Entities)

DAIMLER RETAIL RECEIVABLES LLC
(Originator of the Issuing Entities described herein)
(Exact name of registrant as specified in its charter)

Delaware	95-3477910
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
36455 Corporate Drive
Farmington Hills, Michigan 48331
(702) 407-4317
(Address, including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)

Marco G. DeSanto, Esq.
DCFS USA LLC
36455 Corporate Drive
Farmington Hills, Michigan 48331-3552
(248) 991-6631
(Name, Address, including Zip Code, and Telephone Number,
including Area Code, of Agent for Service)

With a copy to:

Dale W. Lum, Esq. Sidley Austin LLP 555 California Street San Francisco, California 94104 (415) 772-1200	Laura Palma, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000

Approximate date of commencement of proposed sale to the public:  As soon as practicable on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Asset Backed Notes	$5,000,000,000	100%	$5,000,000,000	$279,000(2)
(1)   Estimated solely for purposes of calculating registration fee.
(2)   Previously paid.

Explanatory Note

The purpose of this amendment is to file a revised form of Sale and Servicing Agreement, as Exhibit 10.1 to this registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

Expenses in connection with the offering of the securities being registered herein are estimated as follows:*

SEC registration fee	$55,800
Legal fees and expenses	175,000
Accounting fees and expenses	85,000
Blue sky fees and expenses	5,000
Rating Agency fees	385,000
Owner Trustee’s fees and expenses	5,000
Indenture Trustee’s fees and expenses	5,000
Printing	30,000
Miscellaneous	4,200
Total	$750,000

*
All amounts except the SEC registration fee are estimates of expenses incurred or to be incurred in connection with the issuance and distribution of a series of Securities in an aggregate principal amount assumed for these purposes to be equal to $1,000,000,000 of securities registered hereby.

Item 15.  Indemnification of Directors and Officers.

Daimler Retail Receivables LLC (the “Registrant”) has undertaken in its Limited Liability Company Agreement to indemnify, to the maximum extent permitted by the Delaware Limited Liability Company Law as from time to time amended, any currently acting or former director, officer, employee and agent of the Registrant against any and all liabilities incurred in connection with their services in such capacities.  Under Section 10(b) of the proposed form of Underwriting Agreement, the Underwriters have undertaken in certain circumstances to indemnify certain controlling persons of the Registrant, including the officers and directors, against liabilities incurred under the Securities Act of 1933, as amended.

Item 16.  Exhibits.

1.1	Form of Underwriting Agreement*
3.1	Articles of Organization of Daimler Retail Receivables LLC*
3.2	Operating Agreement of Daimler Retail Receivables LLC*
4.1	Form of Trust Agreement*
4.2	Form of Indenture*
5.1	Opinion of Sidley Austin LLP with respect to legality*
8.1	Opinion of Sidley Austin LLP with respect to certain tax matters*
10.1	Form of Sale and Servicing Agreement
10.2	Form of Administration Agreement*
10.3	Form of Receivables Purchase Agreement*
23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)*
23.3	Consent of Sidley Austin LLP (included in Exhibit 8.1)*
24.1	Power of Attorney*
25.1	Statement of Eligibility and Qualification of Indenture Trustee*

*	Previously filed.

Item 17.  Undertakings.

The Registrant hereby undertakes as follows:

(a)           In accordance with Item 512(a) of Regulation S-K, relating to Rule 415 offerings,

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”);

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement or is contained in a form prospectus filed pursuant to Rule 424(b) that is part of the registration statement; provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)           That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Act to any purchaser,

If the Registrant is relying on Rule 430B:

(i)           each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)           each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus; as provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the Registrant under the Act to any purchaser in the initial distribution of the securities the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)         the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)         any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)          The Registrant hereby undertakes that, for purposes of determining liability under the Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)          For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(e)           For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)           The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section  310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(g)          The Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)          The Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement.  In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and that the security rating requirement set forth in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Amendment No. 4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of FarmingtonHills, State of Michigan, on September 16, 2009.

DAIMLER RETAIL RECEIVABLES LLC , originator of

MERCEDES-BENZ AUTO RECEIVABLES TRUSTS

By:	/s/ Steven C. Poling
Steven C. Poling
Assistant Secretary and Assistant General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4     to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer	September 16, 2009
Klaus Entenmann	(Principal Executive Officer)

*	Manager, Vice President, Chief	September 16, 2009
Brian Stevens	Financial Officer and Controller (Principal Financial and Accounting Officer)

*	Manager	September 16, 2009
Brian Evon
*	Manager	September 16, 2009
Andreas Hinrichs
*	Independent Manager	September 16, 2009
Kevin P. Burns
*	Independent Manager	September 16, 2009
Bernard J. Angelo

*  By:      /s/Steven C. Poling
        Steven C. Poling
                Attorney-In-Fact

EXHIBIT INDEX

1.1	Form of Underwriting Agreement*
3.1	Articles of Organization of Daimler Retail Receivables LLC*
3.2	Operating Agreement of Daimler Retail Receivables LLC*
4.1	Form of Trust Agreement*
4.2	Form of Indenture*
5.1	Opinion of Sidley Austin LLP with respect to legality*
8.1	Opinion of Sidley Austin LLP with respect to certain tax matters*
10.1	Form of Sale and Servicing Agreement
10.2	Form of Administration Agreement*
10.3	Form of Receivables Purchase Agreement*
23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)*
23.3	Consent of Sidley Austin LLP (included in Exhibit 8.1)*
24.1	Power of Attorney*
25.1	Statement of Eligibility and Qualification of Indenture Trustee*

*	Previously filed.